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                                                                    EXHIBIT 6(b)

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Kemper Investors Life Insurance Company

We consent to the use of our report included herein on the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP
Chicago, Illinois
January 28, 2000